                                                                    EXHIBIT 99.1

          Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1999, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.



                                                       AIMCO PROPERTIES, L.P.

                                                       By:  AIMCO-GP, INC.

                                                  By:  /s/  PETER KOMPANIEZ
                                                      --------------------------
                                                      Peter Kompaniez
                                                      President